EXHIBIT 16.1

HARRIS & GILLESPIE CPA’S, PLLC

CERTIFIED PUBLIC ACCOUNTANT’S

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

December 17, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: PIERIS PHARMACEUTICALS, INC.

Dear Sirs/Madams:

We have read Pieris Pharmaceuticals, Inc.’s statements included under Item 4.01 of its Current Report on Form 8-K, dated December 17, 2014, and we agree with such statements contained thereunder as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly,

/S/ HARRIS & GILLESPIE CPA’S, PLLC